[LETTERHEAD OF KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP]

June 20, 2008

Hong Kong Highpower Technology, Inc. Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111 People’s Republic of China Attention: Dang Yu Pan

Re:	Registration Statement on Form S-1
Registration for Sale of 57,500 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Hong Kong Highpower Technology, Inc, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1, filed under Rule 462(b) (the “462(b) Registration Statement”) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The 462(b) Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1 (File No. 333-147355), which, we have been advised orally by a member of the staff of the Commission, was declared effective by the Commission on June 19, 2008 (the “Earlier Registration Statement”). The 462(b) Registration Statement covers the underwritten public offering by the Company of up to 57,500 shares of the Company’s Common Stock (the "Additional Shares"), par value $0.0001 per share (the "Common Stock"), including up to 7,500 shares of Common Stock which may be offered to cover over-allotments, if any. The Additional Shares are the same class of securities as the shares included in the Earlier Registration Statement and are being registered under the 462(b) Registration Statement for the same offering. As used in this opinion letter the term “IPO Prospectus” refers to the IPO Prospectus as defined in the Earlier Registration Statement in the form first filed with the Commission following the Effective Time pursuant to Rule 424(b) of the rules and regulations under the Securities Act and the term “Effective Time” means the date and the time as of which the Earlier Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of this opinion, we have examined the Earlier Registration Statement, the 462(b) Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and the corporate action of the Company that provides for the issuance of the Additional Shares. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a Fact Certificate from an officer of the Company.

Hong Kong Highpower Technology, Inc.
June 20, 2008

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law (the “DGCL”). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that the 57,500 Additional Shares have been duly authorized and when issued and paid for as described in the Registration Statement, will be, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related IPO Prospectus. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP

KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP